As filed with the Securities and Exchange Commission on February 12, 2001

                                      Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            ______________________

                           ONYX SOFTWARE CORPORATION
            (Exact name of registrant as specified in its charter)

                         Washington                                               91-1629814
(State or other jurisdiction of incorporation or organization)        (I.R.S. Employer Identification No.)

                        3180 139th Avenue SE, Suite 500
                          Bellevue, Washington  98005
         (Address of principal executive offices, including zip code)

               2001 Nonofficer Employee Stock Compensation Plan
Stock Option Agreement, dated January 5, 2001, between the registrant and Kevin
                                   Corcoran
Stock Option Agreement, dated January 5, 2001, between the registrant and Kevin
                                   Corcoran
  Stock Option Agreement, dated January 30, 2001, between the registrant and
                                 Leslie Rechan

                           (Full title of the plan)

                                 Brent R. Frei
               Chief Executive Officer and Chairman of the Board
                           Onyx Software Corporation
                        3180-139th Avenue SE, Suite 500
                          Bellevue, Washington  98005
                                (425) 451-8060
(Name, address and telephone number, including area code, of agent for service)

                            ______________________

                                   Copy to:

                               Stephen M. Graham
                                 Alan C. Smith
                      Orrick, Herrington & Sutcliffe LLP
                         701 Fifth Avenue, Suite 6500
                          Seattle, Washington  98104

                            ______________________

                                                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
                                                  Maximum
          Title of Securities                   Amount to Be       Proposed Maximum          Proposed Maximum        Amount of
            to Be Registered                   Registered(1)   Offering Price Per Share  Aggregate Offering Price  Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
  Common Stock, $0.01 par value, subject to
  outstanding options:

     2001 Nonofficer Employee Stock
     Compensation Plan........................        843,400       $9.35(2)                  $ 7,885,790           $1,972
                                                       shares
     Under individual stock option agreement
     in Exhibit 99.2(2).......................        105,282       $5.957(2)                 $   627,165            $  157
                                                       shares
     Under individual stock option agreement
     in Exhibit 99.3(2).......................        150,000       $9.125(2)                 $ 1,368,750            $  343
                                                       shares
     Under individual stock option agreement
     in Exhibit 99.4(2).......................        600,000       $16.157(2)                $ 9,694,200            $2,424
                                                       shares
  Common Stock, $0.01 par value, authorized
  but unissued under 2001 Nonofficer Employee
  Stock Compensation Plan.....................        156,600       $13.75(3)                 $ 2,153,250            $  539
                                                       shares

                   TOTAL......................      1,855,282                                 $21,729,155            $5,435
                   -----                               shares

(1) This registration statement shall also cover any additional shares of common stock that become issuable under the plan or the individual option letter agreements registered hereby by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock.

(2) Pursuant to Rule 457(h) of the Securities Act of 1933, as amended, or the Securities Act, the computation is based on the weighted average exercise price per share of the outstanding but unexercised options granted under the plan or by the individual option letter agreements, the shares subject to which are registered hereby.

(3) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based on the average of the high and low sales price of the common stock as reported on the Nasdaq National Market on February 8, 2001.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission, or SEC, are hereby incorporated by reference into this registration statement:

          (a) The registrant's Annual Report on Form 10-K for the year ended December 31, 1999 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended, or Exchange Act, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed;

          (b) The registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

          (c) The registrant's Current Reports on Form 8-K filed on February 4, 2000, March 9, 2000, May 1, 2000, July 17, 2000, October 23, 2000, November 21,
2000, January 9, 2001, January 10, 2001, January 31, 2001, February 6, 2001,
February 6, 2001 and February 7, 2001; and

          (d) The registrant's registration statements on Form 8-A filed on February 8, 1999 and October 28, 1999, which contain descriptions of the registrant's common stock and our Series A Preferred Stock purchase rights.

     All documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and before the filing of a post-effective amendment that indicates that the securities offered hereby have been sold or that deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into and to be a part of this registration statement, commencing on the respective dates on which such documents are filed.

Item 4.  DESCRIPTION OF SECURITIES

     Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     None.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act, or WBCA, authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933. Section 10 of the registrant's bylaws provides for indemnification of the registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law. The directors and officers of the registrant also may be indemnified against liability they incur for serving in that capacity under a directors' and officers' liability insurance policy maintained by the registrant.

     Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Section 5.2 of the registrant's articles of incorporation contains provisions implementing, to the fullest extent permitted by Washington law, these limitations on a director's liability to the registrant and its shareholders.

     The registrant has entered into indemnification agreements with certain of its officers and directors. The indemnification agreements provide the registrant's officers and directors with indemnification to the fullest extent permitted by applicable law.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

Item 8.  EXHIBITS

  Exhibit
  Number                                 Description
-------------    -----------------------------------------------------------

     5.1 Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the common stock being registered

     23.1        Consent of Ernst & Young LLP, Independent Auditors

     23.2 Consent of Orrick, Herrington & Sutcliffe LLP (included in the opinion filed as Exhibit 5.1)

     24.1        Power of Attorney (included on signature page)

     99.1 Onyx Software Corporation 2001 Nonofficer Employee Stock Compensation Plan (incorporated by reference to the registrant's Current Report on Form 8-K filed February 6, 2001)

     99.2        Stock Option Agreement, dated January 5, 2001, between
                 the registrant and Kevin Corcoran (incorporated by reference to the registrant's Current Report on Form 8-K filed February 6,
                 2001)

     99.3        Stock Option Agreement, dated January 5, 2001, between
                 the registrant and Kevin Corcoran (incorporated by reference to the registrant's Current Report on Form 8-K filed February 6,
                 2001)

     99.4 Stock Option Agreement, dated January 30, 2001, between the registrant and Leslie Rechan (incorporated by reference to the registrant's Current Report on Form 8-K filed February 6, 2001)

Item 9.  UNDERTAKINGS

  A. The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bellevue, state of Washington, on this 12th day of February, 2001.



                                  ONYX SOFTWARE CORPORATION


                                      /s/ BRENT R. FREI
                                  ------------------------------------------
                                  By: Brent R. Frei
                                  Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Brent R. Frei and Amy E. Kelleran, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below on this 12th day of February, 2001.

                Signature                               Title
                ---------                               -----
          /s/ BRENT R. FREI           Chief Executive Officer (Principal Executive
------------------------------------  Officer) and Chairman of the Board
              Brent R. Frei

          /s/ AMY E. KELLERAN         Interim Chief Financial Officer and Assistant Secretary
------------------------------------  (Principal Financial Officer)
              Amy E. Kelleran

          /s/ H. RAYMOND BINGHAM      Director
------------------------------------
              H. Raymond Bingham

          /s/ WILLIAM B. ELMORE       Director
------------------------------------
              William B. Elmore

          /s/ PAUL G. KOONTZ          Director
------------------------------------
              Paul G. Koontz

          /s/ LEE ROBERTS             Director
------------------------------------
              Lee Roberts

          /s/ DANIEL R. SANTELL       Director
------------------------------------
              Daniel R. Santell

                               INDEX TO EXHIBITS


  Exhibit
  Number                                    Description
------------   --------------------------------------------------------------

    5.1 Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the common stock being registered

    23.1       Consent of Ernst & Young LLP, Independent Auditors

    23.2 Consent of Orrick, Herrington & Sutcliffe LLP (included in the opinion filed as Exhibit 5.1)

    24.1       Power of Attorney (included in signature page)

    99.1 Onyx Software Corporation 2001 Nonofficer Employee Stock Compensation Plan (incorporated by reference to the registrant's Current Report on Form 8-K filed February 6, 2001)

    99.2 Stock Option Agreement, dated January 5, 2001, between the registrant and Kevin Corcoran (incorporated by reference to the registrant's Current Report on Form 8-K filed February 6, 2001)

    99.3 Stock Option Agreement, dated January 5, 2001, between the registrant and Kevin Corcoran (incorporated by reference to the registrant's Current Report on Form 8-K filed February 6, 2001)

    99.4 Stock Option Agreement, dated January 30, 2001, between the registrant and Leslie Rechan (incorporated by reference to the registrant's Current Report on Form 8-K filed February 6, 2001)